                                                                    Exhibit 6(b)
                                   FORUM FUNDS
                         DISTRIBUTION SERVICES AGREEMENT


     AGREEMENT made as of December 18, 1995, between Forum Funds (the "Trust"), and Forum Financial Services, Inc., (the "Underwriter") each a Delaware corporation.

                               W I T N E S S E T H

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is in the interest of the Trust to offer shares of those series and classes as listed in Appendix A hereto (the "Funds") for sale continuously;

     WHEREAS, the Underwriter is a registered broker-dealer engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

     WHEREAS, the Trust and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Funds' shares in order to promote the growth of the Fund and facilitate the distribution of its shares;

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. APPOINTMENT OF THE UNDERWRITER. The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Funds to sell shares of common stock, par value $.001, of the Funds (sometimes herein referred to as "shares") to the public and hereby agrees during the term of this Agreement to sell shares of the Funds to the Underwriter upon the terms and conditions herein set forth.

     SECTION 2. EXCLUSIVE NATURE OF DUTIES. The Underwriter shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the Funds except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with any of the Funds,
(b) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by a Fund's shareholders of dividends or other distributions.

     SECTION 3.  PURCHASE OF SHARES FROM THE TRUST.

     (a) On a date to be determined by the Trust following the effective date of a post-effective amendment to the Trust's registration statement on Form N-1A containing a prospectus that offers shares of the Funds through the Underwriter at the public offering price as set forth below, the Trust will commence a continuous offering of shares of the Funds and, thereafter, the

Underwriter shall have the right to buy from the Trust the shares needed to fill unconditional orders for the shares of the Funds placed with the Underwriter by investors, securities dealers or depository institutions acting as agent for their customers. The price which the Underwriter shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which such orders are based.

     (b) The shares are to be resold by the Underwriter to investors at the public offering price, as set forth in Section 3(c) hereof, or to securities dealers or depository institutions acting as agent for their customers having agreements with the Underwriter upon the terms and conditions set forth in
Section 7 hereof.

     (c) The public offering price of the shares, i.e., the price per share at which the Underwriter or selected dealers or agents may sell shares to the public, shall be the public offering price determined in accordance with the then currently effective prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional Information") of the Trust under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares, but not to exceed the net asset value at which the Underwriter is to purchase such shares, plus a sales charge equal to a specified percentage or percentages of the public offering price as set forth in the current Prospectus relating to the Funds. Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus and Statement of Additional Information relating to the Funds. All payments to the Trust hereunder shall be made in the manner set forth in Section 3(f) hereof.

     (d) The net asset value of shares of each of the Funds shall be determined by the Trust, or any agent of the Trust, as of the close of the New York Stock Exchange on each Fund Business Day in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Board of Trustees of the Trust.

     (e) The Trust reserves the right to suspend the offering of shares of the Funds at any time in the absolute discretion of its Board of Trustees.

     (f) The Trust, or any agent of the Trust designated in writing to the Underwriter by the Trust, shall be promptly advised by the Underwriter of all purchase orders for shares received by the Underwriter. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment thereof, will deliver deposit receipts or certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

     SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST.

     (a) Any of the outstanding shares of the Funds may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in its Trust Instrument and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information relating to the Funds. The price to be paid to redeem or repurchase the shares of the Funds shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Trust hereunder shall be made in the manner set forth below. The redemption or repurchase by the Trust of any of the shares purchased by or through the Underwriter will not affect the sales charge secured by the Underwriter, or any selected dealer or agent (unless such selected dealer or agent has otherwise agreed with the Underwriter), in the course of the original sale, regardless of the length of the time period between purchase by an investor and his tendering for redemption or repurchase. The Trust (or its agent) shall pay the total amount of the redemption price as defined in this paragraph pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having the notice of redemption in proper form.

     (b) Redemption of shares of any Fund or payment may be suspended at times when the New York Stock Exchange is closed or when trading thereon is closed or restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of the Fund's net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

     SECTION 5.  DUTIES OF THE TRUST.

     (a) The Trust shall furnish to the Underwriter copies of all information, financial statements and other papers which the Underwriter may reasonably request for use in connection with the distribution of shares of the Funds, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Funds by independent public accountants. The Trust shall make available to the Underwriter such number of copies of the Prospectus and Statement of Additional Information as the Underwriter shall reasonably request.

     (b) The Trust shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of authorized shares of the Funds and such steps as may be necessary to register the shares under the Securities Act, to the end that there will be available for sale such number of shares as the Underwriter reasonably may be expected to sell.

     (c) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of each Fund under the securities laws of such states as the Underwriter and the Trust may approve.
Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 8(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The

Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification.

     (d) The Trust will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Funds.

     SECTION 6.  DUTIES OF THE UNDERWRITER.

     (a) The Underwriter shall devote reasonable time and effort to effect sales of shares of the Funds, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling shares of the Funds, the Underwriter shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. None of the Underwriter, any selected dealer or agent, or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in the Funds' Prospectus and Statement of Additional Information as from time to time in effect, or any sales literature specifically approved in writing by the Trust.

     (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers or agents, the collection of amounts payable by investors and selected dealers or agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD") as may from time to time exist.

     SECTION 7.  SELECTED DEALER AGREEMENTS.

     (a) The Underwriter shall have the right to enter into selected dealer agreements or selected agent agreements with securities dealers or depository institutions, respectively, of its choice for the sale of shares of the Funds and fix therein the portion of the sales charge which may be allocated to the selected dealers or agents; provided, that the Trust shall approve the forms of agreements with such dealers or agents and the compensation set forth therein and shall evidence such approval by filing the forms and amendments thereto as exhibits to its then currently effective Registration Statement. Shares of the Funds shall be resold by such dealers or agents only at the public offering price(s) set forth in the Prospectus and Statement of Additional Information.

     (b) Within the United States, the Underwriter shall offer and sell shares of the Funds only to such securities dealers as are members in good standing of the NASD.

     SECTION 8.  PAYMENT OF EXPENSES.

     (a) The Trust shall bear all costs and expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any registration statements, prospectuses, annual or interim reports or proxy materials).

     (b) The Trust shall bear the cost of expenses of qualification of shares of the Funds for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust (but not the Underwriter) as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Underwriter pursuant to Section 5(c) hereof and the cost and expenses payable to each state or jurisdiction for continuing qualification therein until the Trust decides to discontinue qualification pursuant to Section 5(c) hereof.

     SECTION 9.  INDEMNIFICATION.

     (a) The Trust agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or any such controlling person may incur, under the Securities Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement or the Prospectus or Statement of Additional Information in effect from time to time under the Securities Act and relating to the Funds or arising out of or based upon any alleged omission to state a material fact required to be stated in any thereof or necessary to make the statements in any thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Trust or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this agreement. The Trust's agreement to indemnify the Underwriter and any controlling person as aforesaid is expressly conditioned upon the Trust's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Trust and approved by the Underwriter. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of the suit or in case the Underwriter does not approve of counsel chosen by the Trust, the Trust will reimburse the Underwriter or the controlling person or persons named defendant or defendants in the suit for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this Section 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale of any of the Funds' shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Trust agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any of shares of the Funds. The failure to so notify the Trust of the commencement of any such action shall not relieve the Trust from any liability which it may have to the person against whom the action is brought by reason of any alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 9.

     (b) The Underwriter agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers and trustees or controlling person resulting from such claims or demands shall arise out of or be based upon (i) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust for use in its Registration Statement insofar as it relates to the Funds or the Prospectus or Statement of Additional Information in effect from time to time under the Securities Act relating to the Funds, (ii) any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make the information not misleading or (iii) willful misfeasance, bad faith or gross negligence in the performance by the Underwriter of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this agreement. The Underwriter's agreement to indemnify the Trust, its officers and trustees and any controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Trust, its officers or trustees or any controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, New York, and sent to the Underwriter by the person against whom the action is brought, within ten days after the summons or other first legal process shall have been served. The Underwriter will be entitled to assume the defense of the action, with counsel in good standing of its own choosing approved by the Trust, if the action is based solely upon alleged misstatement, omission or action described in clauses
(i), (ii) or (iii) above and in any other event the Underwriter and the Trust, and their officers and trustees or controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. In the event the Underwriter elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Underwriter does not elect to assume the defense of the suit or in case the Trust does not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Trust or the controlling person or persons named defendant or defendants in the suit for the fees and expenses of any counsel retained by the Trust or such persons. The indemnification agreement contained in this Section 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any controlling person and shall survive the sale of any of the Funds' shares made pursuant to subscriptions obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Trust, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceeding against the Underwriter in connection with the issue and sale of any of the Funds' shares. The failure so to notify the Underwriter of the commencement of any action shall not relieve the Underwriter from any liability which it may have to the Trust, to its officers and trustees, or to controlling persons by reason of any untrue statement or omission on the part of or action by the Underwriter otherwise than on account of the indemnity agreement contained in this Section 9.

     SECTION 10. NOTIFICATION BY THE TRUST. The Trust agrees to advise the Underwriter immediately:

     (a) of any request by the Securities and Exchange Commission for amendments to the Trust's Registration Statement insofar as it relates to any of the Funds, the Prospectus or Statement of Additional Information or for additional information,

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Trust's Registration Statement insofar as it relates to any of the Funds, the Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

     (c) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement insofar as it relates to any of the Funds, the Prospectus or Statement of Additional Information or which requires the making of a change in either thereof in order to make the statements therein not misleading and

     (d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Trust's Registration Statement insofar as it relates to any of the Funds, the Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

     SECTION 11.  TERM OF AGREEMENT.

     (a) This Agreement shall become effective with respect to a Fund upon approval by a majority of the outstanding voting securities of that Fund represented in person or by proxy at a meeting of shareholders called for the purpose of voting thereon. This Agreement shall remain in effect, with respect to the Fund, for a period of one year from the date of such approval and shall continue in effect thereafter for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Fund, provided that continuance is specifically approved at least annually by the trustees of the Trust or by a vote of a majority of the holders of the outstanding voting securities (as defined in the Investment Company Act) of that Fund; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Underwriter may continue to render to that Fund the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder, and this Agreement shall continue with respect to those Funds that have approved its continuance. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such agreement may have been deemed to relate to the Funds. This Agreement may be terminated (i) by the Trust with respect to a Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of that Fund or by a vote of a majority of the Trustees of the Trust on sixty days' written notice to the Underwriter; or (ii) by the Underwriter with respect to a Fund on sixty days' written notice to the Trust.

     SECTION 12. NO ASSIGNMENT. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     SECTION 13. NOTICES. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if personally delivered or sent by telegram or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party given notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Trust or the Underwriter.

     SECTION 14. GOVERNING LAW. The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this amended Agreement.


                              FORUM FUNDS


                              /s/ John Y. Keffer
                              ------------------
                              John Y. Keffer
                              President

                              FORUM FINANCIAL SERVICES, INC.


                              /s/ David R. Keffer
                              ------------------
                              David R. Keffer
                              Vice President

                                   FORUM FUNDS
                         DISTRIBUTION SERVICES AGREEMENT

                                DECEMBER 18, 1995


                                   APPENDIX A
                               FUNDS OF THE TRUST

                               Investors Bond Fund
                               TaxSaver Bond Fund
                            Maine Municipal Bond Fund
                             New Hampshire Bond Fund